SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 5, 2003

                              Scantek Medical, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                    000-27592                84-1090126
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)            Identification No.)

                  4B WING DRIVE, CEDAR KNOLLS, NEW JERSEY 07927
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               (Address of principal executive offices) (Zip Code)

                                 (973) 401-0434
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               Registrant's telephone number, including area code


          -------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 5.  Other Events and Regulation FD Disclosure.

         Scantek Medical, Inc. ("Scantek") has announced in a press release dated December 9, 2003 that it has entered into a contract in Brazil for the purchase of its BreastCare(TM)/BreastAlert(TM) Differential Temperature Sensor product ("BreastCare(TM)").

         On December 5, 2003, Scantek entered into a contract with Instituto Cultural Do Trabalho ("Instituto Cultural") for the purchase of 240,000 units of BreastCare(TM). The aggregate selling price for such units will be in excess of US$3,400,000. The contract is guaranteed by Central Geral Dos Trabalhadores ("Central Geral").

         Pursuant to the terms of the contract, Instituto Cultural has agreed to purchase 20,000 units of BreastCare(TM) per month for 12 months. Scantek anticipates that monthly shipments will commence no later than the middle of January 2004. Scantek also anticipates that it will receive each monthly payment no later than 90 days after each shipment.

         Instituto Cultural is a non-profit organization which is a division of Central Geral. Central Geral is a major Brazilian union organization which includes 20 unions which represent an aggregate in excess of 18 million workers.


Item-7. Exhibit-Index.

Exhibit 1 - Scantek press release dated December 9, 2003.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    Scantek Medical, Inc.

                                                    a Delaware corporation



Date:    December 18, 2003                          By: /s/ Zsigmond Sagi
                                                        ------------------------
                                                    Dr. Zsigmond Sagi, President


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